UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware	19720
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Class A(2010-B) Notes. On November 13, 2013, Discover Card Execution Note Trust (the “Note Issuance Trust”), as Issuer of the DiscoverSeries Class A(2010-B) Notes (the “Notes”), Discover Bank, as Depositor, Beneficiary, and Calculation Agent for the Note Issuance Trust, and the committed purchaser and purchaser of the Notes and their agent agreed to (i) extend the existing termination date for the note purchase commitments to December 31, 2015; (ii) extend the existing liquidation commencement date of the Notes to January 1, 2016; (iii) extend the existing expected maturity date of the Notes to February 16, 2016; (iv) extend the existing expected principal payment date of the Notes to February 16, 2016; and (v) extend the existing legal maturity date of the Notes to August 15, 2018. In connection with any increase in the outstanding dollar principal amount of the Notes, an interim expected maturity date and interim liquidation commencement date may be specified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: November 13, 2013	By:	/s/ Michael F. Rickert
		Name:	Michael F. Rickert
		Title:	Vice President, Chief Financial Officer and Assistant Treasurer